Manager’s Commentary

Market Review

China’s markets were focused on two main events this month: firstly the deteriorating economy; and secondly the encouraging progress of financial market and fiscal reforms. While macroeconomic data continued to reveal a decelerating economy, strong momentum in Chinese equities continued throughout March as a result of actual and anticipated easing moves. The annual National People’s Congress was held in March where Premier Li communicated the new GDP growth target of ‘around 7%’; the lowest target in 15 years. The slowdown was more or less anticipated and any negative signals were more than offset by the meaningful progress made on various reforms. The government announced the Local Government Financing Vehicle (“LGFV”) replacement program as well as the Deposit Insurance Scheme, both regarded as significant breakthroughs on financial market and fiscal reform. In addition, the China Securities Regulatory Commission released guidance on Chinese onshore mutual fund investments in Hong Kong listed China H-shares via the Shanghai-Hong Kong Stock Connect scheme. This enables mainland institutional investors to purchase H-shares via the scheme. As a result, Hong Kong listed Chinese stocks performed very strongly towards the end of the month.

Taiwan equities traded sideways in the month of March. The market experienced some consolidation towards the end of the month as the TWSE Index reached a five year record high. On the macro front, both export and import growth dove into the negative territory, mainly driven by the Chinese New Year holiday, as well as slowing demand from China and Hong Kong.

Fund Review

The China Fund, Inc. (the “Fund”) outperformed the MSCI Golden Dragon Index (the “benchmark index”) for the month. Stock selection in consumer discretionary and financials were the largest contributors to relative returns, while our overweight to consumer discretionary detracted slightly due to the poor performance of the benchmark stocks.

More specifically, among the top contributors for the month was China CYTS Tour Holdings, a Chinese tour operator. This A-share company benefitted from the rising popularity of domestic tourism in China. Its internet platform provides additional support to its share price, as investors expect the offline to online trend will be a future growth driver. Conversely, Tong Hsing Electronic Industries, a leading manufacturer of mid/high-power LED ceramic substrate, was one of the top detractors for the month. The company’s share price took a hit as investors were concerned about potential capital expenditures which may hurt the company’s earnings in the near term. We expect that the adjustment of the global LED lighting market is coming to an end and we expect the company’s revenue growth to improve sequentially. We will continue to hold this company.

Key Transactions

In February, we exited Hangzhou Hikvision, a surveillance camera maker listed on the Shenzhen Stock Exchange, as the stock has performed very strongly. On the other hand, we added more to ICBC, one of the largest commercial banks in China, as we believe this large bank, with its well-established network and deposit base, will be more immune to interest rate liberalization in China.

Outlook

We expect that China’s economy will stay relatively weak in 2015. Fiscal pressure on local governments, in combination with overcapacity in certain sectors, will lead to a decline in investment spending. Conversely, the central government is expected to dispense further supportive measures in the near future, such as further cuts in interest rates and/or lowering of the reserve requirement ratio. The former will help reduce interest burden for corporations, whereas the latter will boost liquidity. Furthermore, we expect the central government to step up spending in infrastructure, such as railways, environment-related industries and healthcare. Hong Kong’s domestic growth will stay unexciting in the near term, on the backdrop of a stable labor market.

As at the end of March, we believe that H-shares are currently traded at a significant discount relative to A-shares, even after the Shanghai-Hong Kong Stock Connect scheme was launched. We expect with increasing regulatory clarity and more capital account liberalization, cross border capital flows will become increasingly bilateral, thus benefitting H- share from a valuation perspective.

Overall, investors appear to be regaining confidence in emerging markets and, more importantly, the steady growth and reform progress in the Chinese economy will contribute to the flow of global capital to H-shares.

In Brief

Fund Data

Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$345.2
Median Market Cap (in billions)	$5.9
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA Lead Portfolio Manager

Performance (US$ Returns) (as of 3/31/15)
	Fund	Benchmark[1]
One Month	3.33%	1.18%
Three Months	6.48%	6.46%
One Year	17.47%	18.96%
Three Years % pa	12.04%	10.53%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 3/31/15)	$22.01 / $19.35

High / Low Ranges (52-Week)
High / Low NAV	$25.14 / $19.82
High / Low Market Price	$22.46 / $17.64
Premium/Discount to NAV (as of 3/31/15)	-12.09%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	36,742
Expense Ratio	1.30%

Fund Managers

Christina Chung, CFA
Lead Portfolio
Manager

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns

	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	3.33%	6.48%	6.48%	17.47%	12.04%	7.22%	14.39%	11.13%
Market Price	1.90%	6.14%	6.14%	16.81%	10.14%	6.58%	11.41%	10.11%
MSCI Golden Dragon Index	1.18%	6.46%	6.46%	18.96%	10.53%	7.33%	10.02%	—

Calendar Year Returns

	2007	2008	2009	2010	2011	2012	2013	2014
NAV	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%
Market Price	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%
MSCI Golden Dragon Index	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%

Past performance is not a guide to future returns.
Returns are annualized, except for periods of less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at March 31, 2015. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder’s investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Information Technology	25.81%	23.54%
Financials	22.83%	39.16%
Consumer Discretionary	16.43%	6.00%
Industrials	10.63%	6.69%
Telecom Services	4.18%	7.04%
Consumer Staples	3.76%	2.83%
Health Care	2.16%	1.08%
Materials	0.87%	3.81%
Energy	0.79%	5.06%
Utilities	0.00%	4.68%
Other assets & liabilities	12.54%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation	Fund	Benchmark[1]
China	66.12%	72.37%
Hong Kong Red Chips	10.55%	12.60%
Hong Kong 'H' shares	20.63%	26.57%
Equity linked securities ('A' shares)	11.02%	0.00%
China 'A' & 'B' shares	0.00%	0.21%
Other Hong Kong securities	23.92%	32.98%
Taiwan	21.50%	27.63%
Other assets & liabilities	12.38%	0.00%

Top 10 Holdings
PING AN INSURANCE (China)	6.26%
ICBC LTD (China)	6.00%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	4.38%
CHINA MOBILE LTD (China)	4.17%
TENCENT HOLDINGS LTD (China)	3.64%
TAIWAN SEMIC CO LTD (Taiwan)	3.56%
CSR CORP LTD (China)	3.49%
LI & FUNG LTD (H.K.)	3.13%
SUN HUNG KAI PROPERTIES LTD (H.K.)	3.07%
QINGLING MOTORS CO LTD (China)	3.06%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	13.63	12.29
P/B Ratio	2.26	1.47
Issues in Portfolio	36	281
Foreign Holdings (%)	87.46	100.00
Cash (%)	12.54	0.00
Yield (%)	2.56	2.89

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

	Company Sector (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					25.82
TENCENT HOLDINGS LTD	700	147.30	663,200	12,598,657	3.64
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	145.50	2,647,000	12,308,677	3.56
HERMES MICROVISION INC	3658	1,805.00	182,000	10,498,881	3.04
DIGITAL CHINA HOLDINGS LTD	861	8.47	9,391,000	10,258,226	2.97
DELTA ELECTRONICS INC	2308	197.50	1,513,000	9,549,936	2.76
LARGAN PRECISION CO LTD	3008	2,695.00	96,000	8,268,456	2.39
TONG HSING ELECTRONIC INDUSTRIES LTD	6271	108.00	2,067,000	7,134,420	2.06
ADVANTECH CO LTD	2395	238.50	694,841	5,296,247	1.53
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.75	37,480,000	3,625,249	1.05
ASM PACIFIC TECHNOLOGY LTD	522	80.90	332,200	3,465,973	1.00
BAIDU INC	BIDU	208.40	15,821	3,297,096	0.95
GOLDPAC GROUP LTD	3315	4.56	5,052,000	2,971,017	0.86
Financials					22.83
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	93.45	1,797,000	21,657,304	6.26
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	5.71	28,169,000	20,743,620	6.00
HONG KONG EXCHANGES AND CLEARING LTD	388	189.90	619,000	15,159,770	4.38
SUN HUNG KAI PROPERTIES LTD	16	119.70	688,000	10,620,858	3.07
CHAILEASE HOLDING CO LTD	5871	78.00	2,328,200	5,803,758	1.68
CATHAY FINANCIAL HOLDING CO LTD	2882	50.00	3,105,000	4,961,649	1.43
Consumer Discretionary					16.44
LI & FUNG LTD	494	7.57	11,080,000	10,817,145	3.13
QINGLING MOTORS CO LTD	1122	2.83	28,960,000	10,569,684	3.06
MERIDA INDUSTRY CO LTD	9914	246.00	1,323,000	10,401,342	3.01
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.92	1,769,112	6,934,919	2.01
CLSA FINANCIAL WTS (exch. for GREE ELECTRICAL APP INC)	N/A	7.13	897,891	6,400,167	1.85
CITIGROUP GLOBAL MARKETS WTS (exch. for GREE ELECTRICAL APP INC)	N/A	7.06	676,267	4,774,445	1.38
DONGFENG MOTOR GROUP CO LTD	489	12.42	2,148,000	3,440,590	0.99
ZHONGSHENG GROUP HOLDINGS LTD	881	5.13	3,163,500	2,092,966	0.61
CLSA GLOBAL MARKETS PTE (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.96	360,169	1,427,350	0.41
Industrials					10.61
CSR CORP LTD	1766	10.24	9,146,000	12,078,365	3.49
CHINA EVERBRIGHT INTERNATIONAL LTD	257	12.80	5,969,000	9,853,455	2.85
BEIJING ENTERPRISES HOLDINGS LTD	392	61.20	1,077,000	8,500,493	2.46
CLSA FINANCIAL PRODUCTS WTS (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	4.83	1,297,127	6,266,421	1.81
Telecom Services					4.17
CHINA MOBILE LTD	941	101.00	1,108,000	14,432,386	4.17
Consumer Staples					3.76
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.65	50,320,000	4,218,237	1.22
WANT WANT CHINA HOLDINGS LTD	151	8.20	3,828,000	4,048,208	1.17
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	6.86	371,242	2,546,720	0.74
CLSA FINANCIAL PRODUCTS WTS (exch. for SHANGHAI JAHWA UNITED)	N/A	6.92	315,651	2,185,568	0.63
Health Care					2.16
CITI ACCESS (exch. for JIANGSU HENGRUI MEDICAL)	N/A	7.44	696,350	5,180,844	1.50
CLSA FINANCIAL PRODUCTS LTD (exch. for JIANGSU HENGRUI MEDICAL)	N/A	7.51	307,087	2,304,841	0.67
Materials					0.88
TIANGONG INTERNATIONAL CO LTD	826	1.27	18,480,000	3,026,793	0.88
Energy					0.79
CHINA SUNTIEN GREEN ENERGY CORP LTD	956	1.88	11,227,000	2,722,066	0.79

Source: State Street Bank and Trust Company, IDS GmbH-Analysis and Reporting Services, a subsidiary of Allianz SE.

The China Fund, Inc.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2015 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0315